Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

December 29, 2011	For more information:
Gregory W. Kleffner
FOR IMMEDIATE RELEASE	EVP, Chief Financial Officer
(904) 346-1500
investorrelations@steinmart.com

STEIN MART, INC. RECEIVES NASDAQ NOTICE OF COMPLIANCE

JACKSONVILLE, FL – Stein Mart, Inc. (Nasdaq: SMRT) announced today that after filing their third quarter Form 10-Q on December 22, 2011 that NASDAQ has informed the Company that it is back in compliance with NASDAQ Listing Rule 5250(c)(1). The prior notice of non-compliance had no effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com